Exhibit 9(m) Opinion of Michael J. Velotta, Vice President, Secretary and General Counsel regarding the legality of the securities being registered


                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 Sanders Road
                           Northbrook, Illinois 60062


MICHAEL J. VELOTTA                           DIRECT DIAL: 847-402-2400
SENIOR VICE PRESIDENT,                       FACSIMILE: 847-326-6742
SECRETARY AND GENERAL COUNSEL


February 15, 2005


TO:               ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                  HAUPPAUGE, NEW YORK 11788

FROM:             MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND
                     GENERAL COUNSEL

RE:               FORM N-4 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933 AND
                  THE INVESTMENT COMPANY ACT OF 1940
                  FILE NOS.  333-74411, 811-07467
                  ALLSTATE ADVISOR VARIABLE ANNUITY

With reference to the above-mentioned amended registration statement on Form N-4 ("Registration Statement") filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of February 15, 2005:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Director of Insurance of the State of New York.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
------------------------------
Michael J. Velotta
Vice President, Secretary and General Counsel